As filed with the Securities and Exchange Commission on June 24, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2346314
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Benefitfocus Way

Charleston, South Carolina 29492

(843) 849-7476

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paris Cavic, Esq.

Vice President and General Counsel

100 Benefitfocus Way

Charleston, South Carolina 29492

(843) 849-7476

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald R. Reynolds, Esq.

Jonathan A. Greene, Esq.

Andrew J. Gibbons, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

(919) 781-4000

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, underlying shares of Series A Convertible Preferred Stock	7,177,966 (1)	$ 11.34 (2)	$ 81,398,135 (2)	$ 10,565.48

(1)

The amount to be registered is based on a good faith estimate of Benefitfocus, Inc. (the “Company”) of the maximum number of shares of common stock issuable upon conversion of Series A Convertible Preferred Stock assuming (x) conversion of Series A Convertible Preferred Stock at the initial conversion price of $15.00 per share, and (y) payment of the regular quarterly dividend on Series A Convertible Preferred Stock in kind, at the Company’s election, instead of being paid in cash, starting with the September 30, 2020 dividend payment and through the March 31, 2024 dividend payment. Each share of Series A Convertible Preferred Stock will be convertible into a number of shares of common stock determined by dividing the sum of the stated value of such share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon on the conversion date by the then-applicable conversion price. The initial conversion price is $15.00 per share and is subject to anti-dilution adjustments for stock splits and the like. The stated value may increase as a result of any dividends paid in kind. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock, par value $0.001 per share, of the Company being registered hereunder also include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on June 18, 2020, as reported on the NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities or accept an offer to buy these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 24, 2020

Preliminary Prospectus

7,177,966 Shares of Common stock

This prospectus relates to resales from time to time of up to 7,177,966 shares of our common stock that are issuable upon the conversion of our Series A Convertible Preferred Stock (the “Preferred Stock”) that we issued to BuildGroup LLC, or BuildGroup, in connection with a private placement completed on June 4, 2020. The 7,177,966 shares of common stock assumes: (x) conversion of the Preferred Stock at the initial conversion price of $15.00 per share, and (y) payment of the regular quarterly dividend on the Preferred Stock in kind, at the Company’s election, instead of being paid in cash from the September 30, 2020 dividend payment through the March 31, 2024 dividend payment. We refer to BuildGroup as the selling stockholder.

We are not offering any shares of common stock for sale under this prospectus and will not receive any proceeds from sales of shares under this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume brokerage commissions and similar charges, if any, incurred for sales of shares of our common stock.

The selling stockholder may sell the shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” on page 10. We will not be paying any underwriting discounts or commissions in connection with sales of shares under this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. The last reported sale price of our common stock on June 23, 2020 was $11.59 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus, to read about factors you should consider before investing in our common stock.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest in our common stock.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our common stock or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus may from time to time sell shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. Each time the selling stockholder sells shares of our common stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 12 of this prospectus.

Neither we nor the selling stockholder have authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. Neither we nor the selling stockholder take any responsibility for, or provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free-writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free-writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We have filed or incorporated by reference exhibits to the Registration Statement, of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context otherwise requires, we use the terms “Benefitfocus”, “the Company”, “our Company”, “we”, “us” and “our” in this prospectus to refer to the consolidated operations of Benefitfocus, Inc. and its consolidated subsidiaries as a whole.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering by the selling stockholder of our common stock contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include statements about, among other things:

•

the COVID-19 pandemic and its effect on our operations, business and financial condition, our industry, U.S. and global financial markets, potential legislation or regulatory actions, and changes in customer behavior relating thereto;

•	our expectation of earnings, revenue or other financial items;

•	the plans, strategies and objectives of management for future operations;

•	risks associated with acquisitions;

•	factors that may affect our operating results;

•	our ability to establish and maintain intellectual property rights;

•	our ability to retain and hire necessary associates and appropriately staff our operations;

•	our future capital expenditures;

•	our future economic conditions or performance;

•	industry trends; and

•	other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “will”, “plan”, “project”, “seek”, “should”, “target”, “would” and similar expressions or variations intended to identify forward-looking statements.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and in the documents incorporated by reference into this prospectus, including our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus, which could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus, the documents incorporated by reference into this prospectus and the documents that we have filed as exhibits to the Registration Statement, of which this prospectus is a part, and any related prospectus supplement or any free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Unless otherwise indicated, information incorporated by reference in this prospectus (including any prospectus supplements and the information incorporated or deemed to be incorporated by reference in this prospectus) concerning our industry and the market in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made that are based on those data and other similar sources, and on our knowledge of the markets for our products. Some of the market data contained in this prospectus (including the information incorporated or deemed to be incorporated by reference in this prospectus) is based on independent industry publications and other publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe and act as if such third-party data contained herein, and the underlying economic assumptions relied upon therein, are generally reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the Registration Statement of which this prospectus is a part.

Company Overview

Benefitfocus provides a leading cloud-based benefits management platform for buyers (consumers, employees and employers) and sellers (insurance brokers, carriers and suppliers). The Benefitfocus Platform simplifies how organizations and individuals transact benefits. Our employer, carrier, broker and supplier customers rely on our platform to manage, scale and exchange benefits data seamlessly. Our solutions drive value for all participants in our benefits ecosystem.

The Benefitfocus Platform has a multi-tenant architecture and has a user-friendly interface designed for consumers to access all of their benefits in one place. Our comprehensive solutions support medical benefit plans and non-medical benefits, such as, dental, life, disability insurance, income protection, digital health and financial wellness. Our platform includes artificial intelligence functionality designed to help consumers identify and evaluate benefit options available to them. As the number of employer benefits plans has increased, with each plan subject to many different business rules and requirements, demand for the Benefitfocus Platform is growing.

Brokers use our platform to manage employer portfolios. This includes delivering strategic insights that improve their employer clients’ benefit experience and demonstrating greater value through access to a larger set of relevant products for employers, which should bring higher broker commissions and profits.

Employers use our solutions to streamline benefits processes and control costs, keep up with challenging and ever-changing regulatory requirements, and offer a greater variety of benefit options to attract, retain and motivate employees. The Benefitfocus Platform enables our employer customers to simplify the management of complex benefits processes, from sales and enrollment to implementation and ongoing administration. It provides their employees with an engaging, highly intuitive and personalized user interface for selecting and managing all of their benefits via mobile or desktop device.

Insurance carriers and suppliers use our solutions to more effectively market offerings to consumers, simplify billing, and improve the enrollment process. We also provide a network of approximately 2,200 benefit provider data exchange connections, which facilitates the otherwise highly fragmented interaction among employees, employers, brokers and carriers.

Since our initial public offering, we have described our target market as comprising two separate but related market segments – employers and insurance carriers. Within the employer market segment, we sell our technology solutions on an annually recurring or multi-year subscription basis to large employers, which we define as those with more than 1,000 employees. Similarly, in our other market segment, we sell our solutions on a subscription basis to insurance carriers, enabling us to expand our overall footprint in the benefits marketplace by aggregating many key constituents, including consumers, employers, and brokers. We believe our presence in both the employer and insurance carrier market segments gives us a strong position at the center of the benefits ecosystem.

In 2018, we expanded our economic model to include a transaction-oriented buyer solution, known as BenefitsPlace, designed to align brokers, carriers and suppliers around the needs of employers, employees and consumers. In this model, our seller partners, which are carriers and suppliers, offer their voluntary and specialty benefit products through a holistic, multidimensional marketplace. This marketplace is designed to increase the economic value of the consumer lives on our platform by aligning the product catalog to consumer needs. In exchange for Benefitfocus delivering consumer access, data-driven analysis and operational efficiencies, seller partners pay us a percentage of the purchases completed on our platform. Carrier agreements have terms of two to four years and are typically cancellable upon breach of contract or insolvency. Supplier contracts have terms of one year or less and are generally cancellable upon breach of contract, failure to cure, bankruptcy and termination for convenience.

Our hybrid software-as-a-service, or SaaS, and repeatable transaction-based model provides us significant visibility into our future operating results, which enhances our ability to manage our business. Our company was founded in 2000, and we currently employ approximately 1,560 associates, or employees.

Private Placement

On May 22, 2020, we entered into a preferred stock purchase agreement with BuildGroup, pursuant to which, upon the closing of the private placement on June 4, 2020, BuildGroup received 1,777,778 shares of the Preferred Stock, which are convertible, before payment of any dividend in kind, into 5,333,334 shares of our common stock. An additional 1,844,632 shares of our common stock shall be issued upon conversion of the Preferred Stock assuming (x) conversion of the Preferred Stock at the initial conversion price of $15.00 per share, and (y) payment of the regular quarterly dividend on the Preferred Stock in kind, at the Company’s election, instead of being paid in cash from the September 30, 2020 dividend payment through the March 31, 2024 dividend payment.

Corporate Information and Structure

We were incorporated in June 2000 as Benefitfocus.com, Inc., a South Carolina corporation. In September 2013, we reincorporated in Delaware as Benefitfocus, Inc. We have two wholly owned subsidiaries, Benefitfocus.com, Inc. and BenefitStore, Inc. Our principal executive offices are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our common stock is listed on the Nasdaq Global Market under the symbol “BNFT”. Our website address is www.benefitfocus.com. The information on, or that can be accessed through, our website is not part of this prospectus.

THE OFFERING

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information relating to Benefitfocus, Inc., included in our filings with the Securities and Exchange Commission, or SEC, and incorporated in this prospectus by reference.

Common stock offered by us in this offering	We are not selling any shares of common stock pursuant to this prospectus.

Common stock to be offered by the selling stockholder	Up to 5,333,334 shares of our common stock, plus up to 1,844,632 additional shares resulting from our election to pay dividends on the Preferred Stock in kind.

Common stock to be outstanding after this offering	32,106,784 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering.

Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future; however, we may change this policy in the future.

NASDAQ Global Market symbol	“BNFT”

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Unless otherwise indicated, all references in this prospectus to the number of shares of our common stock to be outstanding after this offering is based on 32,106,784 shares outstanding as of June 17, 2020 and excludes:

•

167,856 shares of our common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $10.74 per share, all of which were vested and exercisable as of June 17, 2020;

•	2,981,587 shares of common stock issuable upon vesting of restricted stock units, of which 48,266 were vested as of June 17, 2020;

•	3,405,043 shares of our common stock available for future issuance under our stock plans;

•	4,513,824 shares of our common stock issuable upon the conversion of the 1.25% convertible senior notes issued in December 2018;

•	5,333,334 shares of common stock issuable upon the conversion of the Preferred Stock outstanding as of June 17, 2020; and

•	Any additional shares of common stock issuable upon conversion of the Preferred Stock issued as a result of our election to pay any future dividends on the Preferred Stock in kind.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 5, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 8, 2020, which descriptions are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Sales of shares of our common stock by the selling stockholder may cause our stock price to decline.

As of June 17, 2020, we had 32,106,784 shares of common stock outstanding. Sales of substantial amounts of our shares of common stock in the public market by the selling stockholder, or the perception that those sales may occur, could cause the market price of shares of our common stock to decline and impair our ability to raise capital through the sale of additional shares of our common stock.

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds of the sale of shares of common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of common stock that may be sold from time to time pursuant to this prospectus.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our auditors.

SELLING STOCKHOLDER

In connection with the completion of the private placement in June 2020, we issued 1,777,778 shares of the Preferred Stock, which are convertible, before payment of any dividend in kind, into 5,333,334 shares of our common stock. An additional 1,844,632 shares of our common stock shall be issued upon conversion of the Preferred Stock assuming (x) conversion of the Preferred Stock at the initial conversion price of $15.00 per share, and (y) payment of the regular quarterly dividend on the Preferred Stock in kind, at the Company’s election, instead of being paid in cash from the September 30, 2020 dividend payment through the March 31, 2024 dividend payment. Pursuant to the private placement, we agreed to file a registration statement, of which this prospectus is a part, with the SEC to register the disposition of the shares of our common stock issuable to BuildGroup upon the conversion of the Preferred Stock. BuildGroup is a party to a Co-Sale and Voting Agreement with the Company, dated June 4, 2020 (the “Voting Agreement”), that states that as long as not less than 60% of the shares of the Preferred Stock originally issued remain outstanding, the holders of the majority of the then outstanding shares of the Preferred Stock, voting together as a single class, will have the right at any election of directors to elect (A) two directors if the Company’s Board of Directors (the “Board”) consists of nine or fewer directors; or (B) three directors if the Board consists of 10 directors (the “Preferred Stock Directors”). Pursuant to the Voting Agreement, the Stockholders agreed, among other things, to vote their shares in favor of the Preferred Stock Directors. A. Lanham Napier is a current member of the Board and is the Chief Executive Officer of BuildGroup.

The following table sets forth information as of June 17, 2020, with respect to the selling stockholder for whom we are registering shares for sale to the public, the number of shares of our common stock owned by the selling stockholder prior to this offering, the percentage of common stock owned by the selling stockholder prior to this offering, the number of shares of our common stock being offered pursuant to this prospectus, the number of shares of our common stock to be owned upon completion of this offering, assuming all such shares are sold, and the percentage of common stock owned by the selling stockholder after this offering, assuming all such shares are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of three shares of common stock per share of the Preferred Stock. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed below, and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of their shares. The selling stockholder may sell or transfer all or a portion of their shares of our common stock pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 32,106,784 shares of our common stock outstanding as of June 17, 2020. The table below does not include any shares that would become issuable if we were to elect to pay dividends on the Preferred Stock in kind. If we were to do so for all dividends from the September 30, 2020 dividend payment through the March 31, 2024 dividend payment, the number of shares owned by BuildGroup before the offering and offered by it hereunder would increase to 7,177,966, and its beneficial ownership before the offering would increase to 18.3%.

Name of Selling Stockholder	Shares Beneficially Owned before the Offering			Number of Shares Offered	Shares Beneficially Owned after the Offering (1)
	Shares		Percentage		Shares	Percentage
BuildGroup LLC (2)	5,333,334	(3)	14.2%	5,333,334	0	0.0%

(1)

The selling stockholder may offer and sell all or a part of the common stock pursuant this prospectus, but no estimates can be made as to the number of shares of common stock that will be held by the selling stockholder after the completion of any offering.

(2)	BuildGroup Management, LLC, the beneficial owner of the shares, is the investment manager of BuildGroup LLC.
(3)	Represents 1,777,778 shares of the Preferred Stock on an as-converted basis into shares of our common stock.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling stockholder to permit the resale of these shares by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder of the common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement, of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder has been advised that they may not use shares registered on this Registration Statement to cover short sales of our common stock made prior to the date the Registration Statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale by the selling stockholder of the offered securities.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the selling stockholder has sold, either publicly pursuant to the Registration Statement or pursuant to Rule 144, all the securities or (ii) the date on which the selling stockholder can sell all of its securities under Rule 144 without restriction during any ninety (90) day period. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the Registration Statement, of which this prospectus forms a part.

Once sold under the Registration Statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The consolidated financial statements of Benefitfocus, Inc. appearing in Benefitfocus Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Benefitfocus Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act. Although this prospectus, which forms a part of the Registration Statement, contains all material information included in the Registration Statement, parts of the Registration Statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the Registration Statement, information incorporated by reference therein and its exhibits for further information about us and our common stock. The SEC maintains a website at http://www.sec.gov that contains the Registration Statement and other reports, proxy and information statements, and information that we file electronically with the SEC.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC, or you can review these documents on the SEC’s website, as described above, or via our website at www.benefitfocus.com.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, SC 29492

(843) 849-7476

Attn: Paris Cavic—Vice President and General Counsel

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our Registration Statement, of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination or completion of the offering of common stock.

We hereby incorporate by reference the following documents:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

•

our Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on March  19, April 28, May  26, June 8 and June 12, 2020; to the extent the information in such report is filed and not furnished; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 2013.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492 or call (843) 849-7476. These documents are also available on our website at www.benefitfocus.com under Company—Investors—Finances—SEC Filings. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting commissions, expected to be incurred by us in connection with the issuance and distribution of the common stock being registered under this Registration Statement are estimated to be as follows:

Amount to be paid
SEC Registration Fee	$10,565
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$2,435
Total	$63,000

ITEM 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our restated certificate and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends, stock purchase or redemption of shares; or

•	transaction from which the director derives an improper personal benefit.

Our restated certificate and restated bylaws each include such a provision. Expenses incurred by any officer or director in defending any proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking by or on behalf of such director or officer, to repay all amounts advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors. Under the terms of our indemnification agreements, we will be required to indemnify each of our directors, to the fullest extent permitted by the laws of the State of Delaware, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. We must indemnify our officers and directors against any and all (i) costs and expenses (including attorneys’ fees, expenses and charges) actually and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating or being or preparing to be a witness in a proceeding, or responding to or objecting to, a request to provide discovery in a proceeding, and (ii) judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by indemnitee in connection with, in the case of either (i) or (ii), any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, by reason of the fact that (a) such person is or was a director, officer, employee, agent or fiduciary of the Company or (b) such person is or was serving at our express written request as a director, officer, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification agreements also require us, if so requested, to advance within 30 days of such request any and all costs and expenses that such indemnitee incurred, provided that such person will repay any such advance if it is ultimately determined that such person is not entitled to be indemnified for such costs and expenses. Our restated bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the State of Delaware.

We are not required to provide indemnification under our indemnification agreements for certain matters, including: (i) indemnification for which the indemnitee has received payment under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (ii) indemnification related to an accounting of profits made from the purchase or sale of securities of our Company under Section 16(b) of the Exchange Act or similar provisions of state statutory or common law; or (iii) indemnification in connection with any proceedings initiated by the indemnitee, unless our board of directors authorized the proceeding prior to its initiation or the Company provides the indemnification, in its sole discretion, pursuant to powers vested in the Company under applicable law. The indemnification agreements will require us, to the extent that we maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of our Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of our Company, to cover such person by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

ITEM 16.	Exhibits.

(a) Exhibits

Exhibit Number		Incorporated by Reference (Unless Otherwise Indicated)
	Exhibit Description	Form	File No.	Exhibit	Filing Date

1.1 +	Form of Underwriting Agreement.	—	—	—	—

4.1	Restated Certificate of Incorporation of Benefitfocus, Inc.	10-Q	—	3.1.3	November 12, 2013

4.2	Amended and Restated Bylaws of Benefitfocus, Inc.	8-K	—	3.2.1	September 19, 2016

4.3	Certificate of Designations for the Series A Convertible Preferred Stock of Benefitfocus, Inc., as filed with the Delaware Secretary of State on June 4, 2020.	8-K	—	3.1	June 8, 2020

4.4	Specimen Certificate for Common Stock.	S-1/A	333-190610	4.1	September 5, 2013

4.5	Preferred Stock Purchase Agreement, dated May 22, 2020, by and between Benefitfocus, Inc. and BuildGroup LLC.	8-K	—	10.1	May 26, 2020

4.6	Registration Rights Agreement, dated June 4, 2020, by and between Benefitfocus, Inc. and BuildGroup LLC.	8-K	—	10.1	June 8, 2020

4.7	Co-Sale and Voting Agreement, dated June 4, 2020, by and among Benefitfocus, Inc., BuildGroup LLC, and Mason R. Holland, Jr.	8-K	—	10.2	June 8, 2020

4.8	Indenture, dated as of December 27, 2018, between Benefitfocus, Inc. and U.S. Bank National Association, as trustee.	8-K	—	4.1	December 28, 2018

4.9	Form of 1.25% Convertible Senior Notes due 2023 (included in Exhibit 4.8).	8-K	—	4.1	December 28, 2018

4.10	Description of Securities	10-K	—	4.5	March 4, 2020

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP	—	—	—	Filed Herewith

Exhibit Number		Incorporated by Reference (Unless Otherwise Indicated)
	Exhibit Description	Form	File No.	Exhibit	Filing Date

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	—	—	—	Filed Herewith

23.2	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1)	—	—	—	Filed Herewith

24.1	Power of Attorney (included on Signature Page)	—	—	—	Filed Herewith

+	To be filed, if necessary, by amendment to the Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

ITEM 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on June 24, 2020.

Benefitfocus, Inc.

By:	/s/ Stephen M. Swad
Name:	Stephen M. Swad
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. August and Stephen M. Swad as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mason R. Holland, Jr. Mason R. Holland, Jr.	Chairman of the Board of Directors	June 24, 2020

/s/ Raymond A. August Raymond A. August	President and Chief Executive Officer (principal executive officer) and Director	June 24, 2020

/s/ Stephen M. Swad Stephen M. Swad	Chief Financial Officer (principal financial and accounting officer)	June 24, 2020

/s/ Douglas A. Dennerline Douglas A. Dennerline	Director	June 24, 2020

/s/ A. Lanham Napier A. Lanham Napier	Director	June 24, 2020

/s/ Francis J. Pelzer V Francis J. Pelzer V	Director	June 24, 2020

Signature	Title	Date

/s/ Ana M. White	Director	June 24, 2020
Ana M. White